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                                                                       Exhibit 1


                  [SHOREWOOD PACKAGING CORPORATION LETTERHEAD]




                                           December 10, 1999


C. Cato Ealy
Vice President Business Development and Planning
International Paper
Two Manhattanville Road
Purchase, New York 10577-2196


Dear Mr. Ealy:

                  In connection with your evaluation of a negotiated transaction (the "Transaction") with Shorewood Packaging Corporation ("Shorewood") or any of its subsidiaries or affiliates, Shorewood and its Representatives (as defined below), upon your execution and delivery of this letter agreement, may determine (such determination being in Shorewood's sole discretion) to make available to you and your Representatives certain information concerning Shorewood and Shorewood's subsidiaries' business, financial condition, prospects, operations, assets, properties and liabilities. All such information (whether written or oral) relating, directing or indirectly, to Shorewood or its subsidiaries furnished, delivered or disclosed by Shorewood or its Representatives, on or after the date hereof (whether prepared by Shorewood, its Representatives or otherwise and regardless of the manner in which it is furnished) and all notes, analyses, compilations, extracts, forecasts, studies, interpretations or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, a Transaction which contain, reflect or are based, in whole or in part, upon any such information, is hereinafter referred to in this letter agreement as "Evaluation Material." As a condition to, and in consideration of, Evaluation Material being furnished to you and your Representatives, you agree to treat such Evaluation Material in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions as hereinafter set forth. As used in this letter agreement, the term "Representatives" means, as to any person, such person's affiliates and its and their directors, officers, employees, shareholders, partners, subsidiaries, affiliates, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers, appraisers and financial advisors), controlling persons, potential financing sources or other representatives. The term "person" as used in this letter agreement shall be broadly interpreted to include any corporation, limited liability company, partnership, group, individual or other entity (including the media).

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C. Cato Ealy
December 10, 1999
Page 2

                  The term "Evaluation Material" does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) was available to you on a non-confidential basis prior to its disclosure by Shorewood or its Representatives, provided that the source of such information was not known by you to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Shorewood or any other party with respect to such information, or (c) is or becomes available to you on a non-confidential basis from a source other than Shorewood or any of its Representatives, provided that the source of such information was not known by you to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Shorewood or any other party with respect to such information.

                  You hereby agree that you and your Representatives (a) will not use any Evaluation Material other than in connection with your evaluation of a Transaction, (b) will keep the Evaluation Material confidential, and (c) will not disclose or reveal any Evaluation Material to any person in any manner whatsoever without Shorewood's prior written consent, except as may be required by applicable law, subject to the provisions set forth below. Notwithstanding the foregoing clause (c), you may disclose Evaluation Material to your Representatives who are actively and directly participating in your evaluation of a Transaction and who need to know such information for the sole purposes of evaluating or negotiating or otherwise in connection with a Transaction; PROVIDED, HOWEVER, such Representatives are informed by you of the confidential nature of the Evaluation Material and such Representatives agree to comply with the terms of this letter agreement applicable to such Representatives. You shall be responsible for the breach of this letter agreement by your Representatives (including those who, subsequent to the first date of disclosure of Evaluation Material to such Representative(s), cease to be Representative(s)), and you agree, at your sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

                  In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law or by legal process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process or by applicable state, rule or regulation or by governmental regulatory authorities or otherwise) to disclose any Evaluation Material, you agree to provide Shorewood with prompt written notice of any such request or requirement and a copy of such request so that Shorewood may seek


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C. Cato Ealy
December 10, 1999
Page 3

a protective order or other appropriate remedy and/or may consult with you with respect to taking steps to resist or narrow the scope of such request or, in Shorewood's sole discretion, waive compliance, in whole or in part, with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or a waiver by Shorewood of compliance with the terms of this letter agreement, you or any of your Representatives are nonetheless, required to disclose Evaluation Material, pursuant to applicable law, you or your Representatives will disclose only that portion of the Evaluation Material as to which you are advised by such counsel is required to be disclosed (and as to which you provide a certification to Shorewood to that effect).

                  At any time upon your decision not to proceed with a Transaction, you will promptly inform Shorewood of such decision. In such event or any time upon the request of Shorewood or any of its Representatives for any reason, you will promptly deliver to Shorewood all Evaluation Material furnished to you or your Representatives or otherwise in your or your Representatives' possession and destroy all copies, reproductions, summaries, extracts or compilations thereof or based thereon and all other Evaluation Material prepared by you or your Representatives shall be destroyed and no copy thereof shall be retained. Any destruction of Evaluation Material pursuant to this paragraph shall be certified to Shorewood in writing by an authorized officer. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by their respective obligations of confidentiality and other obligations hereunder (including with respect to any oral Evaluation Material).

                  You understand and acknowledge that neither Shorewood nor any of Shorewood's Representatives (and none of their respective officers, directors, employees, agents, controlling persons) makes any express or implied representation or warranty as to the accuracy or completeness or the Evaluation Material. You agree that, except as may otherwise be provided in a definitive agreement between the par-


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C. Cato Ealy
December 10, 1999
Page 4

ties hereto with respect to a Transaction, neither Shorewood nor any of Shorewood's Representatives (and none of their respective officers, directors, employees, agents, controlling persons) shall have any liability to you or to any of your Representatives relating to, arising out of or resulting from the Evaluation Material or the use thereof or any errors therein or omissions therefrom. You further agree that you are not entitled to rely on the accuracy or completeness of the Evaluation Material and that only those representations or warranties which are made in a definitive agreement regarding any Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

                  You further acknowledge and agree that Shorewood reserves the right, in its sole discretion, (a) to conduct any process for any transaction involving Shorewood or its subsidiaries in such manner as Shorewood may determine in its sole discretion (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement with any third party without notice to you or any other person), (b) to change the procedures relating to any process or our consideration of any transaction involving Shorewood or its subsidiaries at any time without notice to you or any other person, (c) to reject any and all proposals made by you or any of your Representatives with regard to a Transaction, and (d) to terminate discussions and negotiations with you at any time and request the return of all Evaluation Material.

                  You agree that for a period commencing on the date hereof and terminating at the sooner of the date upon which (w) a person acquires, directly or indirectly, more than two thirds of the assets of Shorewood or shares or rights to purchaser shares more than two-thirds of the outstanding voting power represented by the issued and outstanding capital stock of Shorewood; (y) a transaction pursuant to which persons who were the beneficial owners of Shorewood voting securities immediately prior to such transaction cease to beneficially own more than two-thirds of the voting power of the successor entity is consummated; or (z) the persons who constitute the board of directors of Shorewood as of the date hereof (or their nominees or designees) cease to represent more than a majority of board of directors of Shorewood (the "Change in Control Date") or at 11:59 p.m., New York City time, on the first anniversary hereof (the "Standstill Period"), unless such shall have been specifically invited in writing by the Board of Directors of Shorewood, neither you nor any of your affiliates or Representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause to participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition, di-

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C. Cato Ealy
December 10, 1999
Page 5

rectly or indirectly, by purchase or otherwise, of any securities (or beneficial ownership thereof), or rights to acquire any securities, of Shorewood or any subsidiary thereof or any successor to or person in control of Shorewood or any assets of Shorewood or any subsidiary thereof or any such successor or controlling person; (ii) any tender or exchange offer, merger, consolidation or other business combination involving Shorewood or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Shorewood or any of its subsidiaries or any material portion of the business of Shorewood or any of its subsidiaries; or (iv) any direct or indirect "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or written consents in lieu of a meeting as to any voting securities of Shorewood (or seek to advise or influence any person with respect to the voting of any voting securities of Shorewood); (b) act, alone or in concert with others, to nominate directors for election at any meeting of Shorewood's stockholders or to seek to control, replace or influence the management, Board of Directors or policies of Shorewood or propose any matter for submission to a vote of stockholders of Shorewood; (c) make any public announcements with respect to, or submit a proposal for, an offer of (with or without conditions) any extraordinary transaction involving Shorewood or any of its subsidiaries or assets or relating to any of the matters set forth in subsection (a) above; (d) take any action which might force Shorewood to make a public announcement regarding any of the matters set forth in subsection(a) above; (e) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended) with respect to any of the foregoing; or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing or advise, assist, encourage, finance or seek to persuade others to take any action with respect to the foregoing. You also agree during the Standstill Period not to request Shorewood (or its Representatives), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).

                  In consideration of the Evaluation Material being furnished hereunder, you agree that, for a period commencing on the date hereof and terminating at the sooner of the Change in Control Date or 11:59 p.m., New York City time, on the first anniversary hereof, neither you nor any of your affiliates will, directly or indirectly, solicit for hire or hire as a director, officer, employee, independent contractor, consultant or advisor any person employed by Shorewood on the date hereof in an executive or significant managerial, financial, sales, marketing, research, development, manufacturing or technical position with whom you or your affiliates has had contact or who becomes known to you in connection with your consideration of a Transaction, without obtaining the prior written consent of Shorewood. Notwith


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C. Cato Ealy
December 10, 1999
Page 6

standing the foregoing, this paragraph shall not prohibit you or your affiliates from discussing employment opportunities with, or hiring, any employee of Shorewood who contacts you or initiates such discussions with you or your affiliates without any direct solicitation pursuant to a general solicitation for employment which is not specifically directed at employees of Shorewood or any of its subsidiaries.

                  You understand and agree that no contract or agreement providing for any Transaction shall be deemed to exist between the parties unless and until a definitive agreement has been executed and delivered by the parties. In connection with your consideration of a Transaction, you acknowledge that the Board of Directors of Shorewood has not made any determination to enter into any transaction or agreement with you solely by virtue of Shorewood's execution of this letter agreement.

                  The provisions of this letter agreement cannot be amended or waived except with the written consent of each of the parties hereto. You and Shorewood each understand and agree that no failure or delay by the other party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No modification, waiver, termination, rescission, discharge or cancellation of this letter agreement and no waiver of any provision of or default under this letter agreement by a party shall affect the right of such party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

                  You and Shorewood further understand and agree that money damages would be an inadequate remedy for any actual or threatened breach of this letter agreement by the breaching party or any of its Representatives and that the non-breaching party shall be entitled to equitable relief, including injunctive relief, to prevent any breach of the provisions of this letter agreement, without the necessity of proving actual damages or of posting any bond, and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement, but shall be without prejudice to and in addition to all other rights and remedies available to the non-breaching party.


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C. Cato Ealy
December 10, 1999
Page 7

                  If any term, provision, covenant or restriction of this letter agreement is held by a final judgment (not subject to further appeal) of any state or federal court located within the State of Delaware to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Each of the parties hereto irrevocably agrees that any action, suit or other legal proceeding with respect to this letter agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the State of Delaware or the Chancery or other courts of the State of Delaware, and each of the parties hereto irrevocably submits with regard to any such action, suit or other proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts
(whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum,
(ii) the venue of such action, suit or other legal proceeding is improper or
(iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such court.

                  This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement and shall become a binding agreement when a counterpart has been signed by each party and delivered to the other party. This letter agreement constitutes the entire agreement between the parties solely with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding and representations, whether oral or written, of the parties in connection herewith. No prior drafts of this letter agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this letter agreement. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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C. Cato Ealy
December 10, 1999
Page 8

                  This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed fully in that State and without regard to any principles of conflicts or choice of law of that jurisdiction or any other jurisdiction.

                  Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and Shorewood.

                                       Very truly yours,

                                       SHOREWOOD PACKAGING CORPORATION

                                       By: /s/  Howard M Liebman
                                          --------------------------------
                                       Name:    Howard M. Liebman
                                       Title:   President


ACCEPTED AND AGREED as of the date first written above:



By:  /s/ C. Cato Ealy
    ------------------------------------
Name:    C. Cato Ealy
Title:   Vice President
         Business Development & Planning



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